UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Carillon Series Trust

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Raymond James Investment Management 880 Carillon Parkway St. Petersburg, FL 33716

April 16, 2026

“FUND NAME HERE”

Dear Valued Shareholder:

We have been trying to contact you about an important matter related to your investment in the Carillon Fund list above and detailed in your investor profile. The matter relates to time-sensitive regulatory and operational initiatives which require we hear from you and record your sentiment.

We know that your time is valuable and only need a few moments of your time to review. Be assured that no confidential information is required when you call. Simply contact us at the number below and be prepared to provide the Investor ID listed above.

Contact us at (888) 605-1957. Representatives are available between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday or 10:00 a.m. and 6:00 p.m. Eastern Time on Saturday.

Your attention to this matter is important and appreciated.

Sincerely,
Susan Walzer
President

This document relates to an investment you own in the Carillon Funds through a broker, bank or direct with Carillon.